First Interstate BancSystem, Inc. Announces Dividend

Company Release: January 22, 2015

(Billings, MT) First Interstate BancSystem, Inc.'s (Nasdaq: FIBK) Board of Directors, at a meeting held on
January 22, 2015 declared a dividend of $0.20 per common share. The dividend is payable on February 13, 2015 to owners of record as of February 2, 2015.

First Interstate is a financial services holding company, headquartered in Billings, Montana, with $8.5 billion in assets as of September 30, 2014. It is the parent company of First Interstate Bank, a community bank operating 79 banking offices, along with online and mobile banking services, throughout Montana, Wyoming and South Dakota. As a recognized leader in community banking services with 26 consecutive years of profitability, First Interstate’s culture is driven by strong family and corporate values, as well as a commitment to long-term organic growth, exemplary customer service, exceeding customer expectations through its products and services and supporting, with leadership and resources, the communities it serves.

Contact:
Marcy Mutch
Investor Relations
First Interstate BancSystem, Inc.
401 North 31st Street
Billings, Montana 59116
+1 406-255-5322
investor.relations@fib.com